UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2015 (June 18, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Amendment to First Lien Credit Agreement

Background

As previously disclosed in its public filings with the Securities and Exchange Commission (the “SEC”), Magnum Hunter Resources Corporation (“Magnum Hunter”) continues to pursue certain liquidity enhancing transactions to, among other things, satisfy its obligation, as described more fully below, to raise $65 million of aggregate net cash proceeds from certain transactions.

As described more fully in Item 8.01 of this Current Report on Form 8-K, Magnum Hunter recently closed on the sale of certain non-core undeveloped and unproven leasehold acreage located in Tyler County, West Virginia (the “Properties”) to Antero Resources Corporation, a Delaware corporation (“Purchaser”), and received at closing total consideration of approximately $33.6 million in cash.  The total consideration is subject to post-closing adjustments for any title defects and for remediation of asserted title defects, which adjustments are anticipated to increase the ultimate cash sales price to $35.0 - $40.0 million on or before July 15, 2015.  The closing of this sales transaction is described in more detail below under Item 8.01 of this Current Report on Form 8-K.  In addition, Magnum Hunter has already completed approximately $22.0 million of other capital raising transactions and has, therefore, to date, raised a total of approximately $55.6 million towards satisfaction of its $65 million capital raising near-term goal and obligation.

As described in more detail below, on June 19, 2015, Magnum Hunter received an extension from the lenders under its First Lien Credit Agreement (as defined below) with respect to its obligation to raise the $65 million of aggregate net cash proceeds.  The extension gives Magnum Hunter until July 10, 2015 to satisfy this obligation. See “Fourth Amendment to Credit Agreement and Limited Consent” below. Magnum Hunter believes it will be able to satisfy this obligation on or before July 10, 2015 through one or more of the potential liquidity enhancing transactions that it is continuing to pursue. See “Potential Liquidity Enhancing Transactions” below.

Capital Raising Obligation and Related Waiver

On and effective as of April 17, 2015, Magnum Hunter entered into a Second Amendment to Credit Agreement and Limited Waiver (the “Second Amendment”), by and among Magnum Hunter, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.  The Second Amendment amended Magnum Hunter’s Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (as amended, the “First Lien Credit Agreement”) to, among other things, extend the amount of time Magnum Hunter and its Restricted Subsidiaries (as defined in the First Lien Credit Agreement) may have accounts payable outstanding after the date of invoice from 90 days to 180 days for any day on or prior to May 29, 2015, after which date the restriction would revert back to 90 days.

In addition, pursuant to the Second Amendment, the lenders agreed to waive (the “Limited Waiver”) (i) effective as of March 31, 2015, compliance with the current ratio and total secured net debt ratio covenants under the First Lien Credit Agreement for the fiscal quarter ended March 31, 2015 (which covenants, prior to the waiver, required a current ratio of not less than 0.75 to 1.0, and total secured net debt ratio of not more than 2.50 to 1.0, for such fiscal quarter) and (ii) any default or event of default that may have occurred as a result of non-compliance with the accounts payable aging limitation in effect prior to the effective date of the Second Amendment, as described above. Pursuant to the Second Amendment, the Limited Waiver was subject to Magnum Hunter having received, by May 29, 2015, at least $65 million of aggregate net cash proceeds from one or more of the issuance by Magnum Hunter of equity securities, permitted asset sales by Magnum Hunter or any Restricted Subsidiary or the entry into a joint venture by Magnum Hunter or any Restricted Subsidiary (including the receipt of upfront payments therefrom (such capital raising obligation of Magnum Hunter, the “Waiver Condition”).

On and effective as of May 28, 2015, Magnum Hunter entered into a Third Amendment to Credit Agreement and Limited Consent (the “Third Amendment”), by and among Magnum Hunter, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.  The Third Amendment amended the First Lien Credit Agreement to, among other things, extend the amount of time Magnum Hunter and its Restricted Subsidiaries may have accounts payable outstanding after the date of invoice from 90 days to 180 days for any day on or prior to June 19, 2015 (rather than May 29, 2015, as provided in the Second Amendment), after which June 19, 2015 date the restriction would revert back to 90 days.

In addition, pursuant to the Third Amendment, the lenders agreed to extend the deadline for Magnum Hunter to satisfy the Waiver Condition from May 29, 2015 to June 19, 2015.

Magnum Hunter previously disclosed its entry into the Second Amendment and the Third Amendment, and filed copies of the Second Amendment and the Third Amendment, in Current Reports on Form 8-K filed with the SEC on April 20, 2015 and May 29, 2015, respectively.

Fourth Amendment to Credit Agreement and Limited Consent

On and effective as of June 19, 2015, Magnum Hunter entered into a Fourth Amendment to Credit Agreement and Limited Consent (the “Fourth Amendment”), by and among Magnum Hunter, as borrower, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.  The Fourth Amendment amended the First Lien Credit Agreement to, among other things, extend the amount of time Magnum Hunter and its Restricted Subsidiaries may have accounts payable outstanding after the date of invoice from 90 days to 180 days for any day on or prior to July 10, 2015 (rather than June 19, 2015, as provided in the Third Amendment), after which July 10, 2015 date the restriction will revert back to 90 days.

In addition, pursuant to the Fourth Amendment, the lenders agreed to extend the deadline for Magnum Hunter to satisfy the Waiver Condition from June 19, 2015 to July 10, 2015.  The failure by Magnum Hunter to satisfy the Waiver Condition on or before the close of business on July 10, 2015 will constitute an event of default under the First Lien Credit Agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Potential Liquidity Enhancing Transactions

For a more complete description of the potential liquidity enhancing transactions currently being pursued by Magnum Hunter, see Magnum Hunter’s recent public filings with the SEC, specifically Magnum Hunter’s Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and its Current Report on Form 8-K filed on May 29, 2015.

Item 8.01                                           Other Events.

On June 18, 2015, Triad Hunter, LLC (“Seller”), a wholly-owned subsidiary of Magnum Hunter, closed on the sale of the Properties to Purchaser, pursuant to a Purchase and Sale Agreement, dated May 22, 2015 (the “Purchase and Sale Agreement”), by and between Seller and Purchaser.  Magnum Hunter reported the entry by the parties into the Purchase and Sale Agreement pursuant to a Current Report on Form 8-K filed by Magnum Hunter with the SEC on May 29, 2015.

At closing, Seller received total consideration of approximately $33.6 million in cash, subject to post-closing adjustments for any title defects and for remediation of asserted title defects, which adjustments are anticipated to increase the ultimate cash sales price to $35.0 - $40.0 million on or before July 15, 2015.  Proceeds received from the sale of the Properties have been applied towards satisfaction of the Waiver Condition.  The Properties sold consisted of ownership interests in approximately 5,210 net leasehold acres.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Fourth Amendment to Credit Agreement and Limited Consent, dated June 19, 2015, by and among Magnum Hunter Resources Corporation, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Forward-looking statements include statements regarding the Company’s liquidity and capital resources, its ability to consummate transactions and the timing, potential terms and proceeds to the Company of any such transactions. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, financial condition and other factors as discussed in filings made by the Company with the SEC. Among the factors that could cause results to differ materially are those risks discussed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year.  All persons are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in those filings. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.  Furthermore, Magnum Hunter cannot provide assurance as to whether or when it will be able to consummate the liquidity enhancing transactions that the Company is currently pursuing or other liquidity enhancing transactions, or, if any liquidity enhancing transactions are consummated, whether they will be on the terms contemplated or will provide Magnum Hunter with sufficient liquidity to meet its cash flow needs or maintain compliance with the financial and other covenants in Magnum Hunter’s debt agreements.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 24, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fourth Amendment to Credit Agreement and Limited Consent, dated June 19, 2015, by and among Magnum Hunter Resources Corporation, Bank of Montreal, as administrative agent, and the several lenders and guarantors party thereto.